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                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MANUGISTICS GROUP, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                     52-1469385
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                           2115 East Jefferson Street
                            Rockville, Maryland 20852
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


              Fifth Amended and Restated Employee Stock Option Plan
 Manugistics Group, Inc. 1994 Outside Directors Non-Qualified Stock Option Plan
                           (FULL TITLES OF THE PLANS)


                                WILLIAM M. GIBSON
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                             MANUGISTICS GROUP, INC.
                           2115 EAST JEFFERSON STREET
                            ROCKVILLE, MARYLAND 20852
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (301) 984-5000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

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     TITLE OF SECURITIES               AMOUNT TO      PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT OF
       TO BE REGISTERED             BE REGISTERED    OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION FEE (1)
                                                        PER SHARE (1)         PRICE (1)
-------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.002 PAR VALUE      1,080,000 SHARES      $ 37.125           $ 40,095,000        $ 12,150
-------------------------------------------------------------------------------------------------------------------

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, PURSUANT TO RULE 457(c) UNDER THE SECURITIES ACT OF 1933, ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON SEPTEMBER 30, 1997, AS REPORTED BY THE NASDAQ NATIONAL MARKET SYSTEM.

      This registration statement relates to (a) a total of 1,000,000 additional shares of Common Stock reserved for future issuance upon the exercise of options which may be granted under the Registrant's Fifth Amended and Restated Employee Stock Option Plan ("ESOP") and (b) a total of 80,000 shares of Common Stock reserved for future issuance upon the exercise of options which may be granted under the Manugistics Group, Inc. 1994 Outside Directors Non-Qualified Stock Option Plan ("DSOP"). (Such shares are referred to below as the "Shares.") The contents of Registration Statements Nos. 33-67994, 33-98820 and 333-09481, which relate to the shares of Common Stock previously registered for offer and sale under the ESOP, are incorporated by reference. The contents of Registration Statement No. 33-89492, which relate to shares registered for offer and sale under the 1994 Outside Directors Non-Qualified Stock Option
Plan, are incorporated by reference.

ITEM  3.    INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1997.

      2. The Company's Current Report on Form 8-K as filed on May 12, 1997.

      3. The Company's Quarterly Report on Form 10-Q for the three months ended May 31, 1997.

      4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, including any amendment or report filed to update the description.

      5. The Company's prospectus filed pursuant to Rule 424(b) on August 13, 1997.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

      The law firm of Dilworth, Paxson, Kalish & Kauffman LLP has rendered an opinion regarding the legality of the Shares. Under the terms of the DSOP, Joseph H. Jacovini, Co-Chairman and a principal in that firm and a member of the Board of Directors of the Company, is awarded annually an option to purchase 10,000 shares of Common Stock. Members of said law firm, including Mr. Jacovini, may be deemed to beneficially own a total of approximately 80,000 shares of Common Stock.



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



ITEM  6.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Company's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware ("Delaware GCL") which eliminate the personal liability of directors for monetary damages for a breach of the director's fiduciary duty, except for: (i) breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends, stock purchase or stock redemption, or (iv) any transaction from which the director derives any improper personal benefit. The Certificate of Incorporation and By-Laws also contain provisions indemnifying the Company's directors, officers and employees to the fullest extent permitted by the Delaware GCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees. The Certificate of Incorporation provides that a director's liability shall be eliminated or limited to the fullest extent permitted by the Delaware GCL, as amended from time to time.

      The Company's directors and officers are also insured against certain liabilities under a directors and officers liability insurance policy maintained by the Company.

ITEM  8.    EXHIBITS

            5 Opinion of Dilworth, Paxson, Kalish & Kauffman LLP as to the legality of securities being registered

            23.1  Consent of Deloitte & Touche, LLP

            23.2  Consent of Dilworth, Paxson, Kalish & Kauffman, LLP*

            24.1  Power of Attorney

            *Included in Exhibit 5

ITEM  9.    UNDERTAKINGS

      The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, that each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the


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

          securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in response to Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 1st day of October, 1997.


                                    MANUGISTICS GROUP, INC.

                                    BY: /s/ William M. Gibson
                                        -------------------------
                                        William M. Gibson
                                        Chairman of the Board, President and
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature               Title                                     Date
           ---------               -----                                     ----

/s/ William M. Gibson              Chairman of the Board,                    October 1,1997
------------------------           President and Chief Executive
William M. Gibson                  Officer (Principal Executive
                                   Officer)


/s/ Peter Q. Repetti               Vice President and Chief                  October 1, 1997
------------------------           Financial Officer (Principal
Peter Q. Repetti                   Financial Officer and Principal
                                   Accounting Officer)


               *                   Director                                  October 1, 1997
-------------------------
Jack A. Arnow

               *                   Director                                  October 1, 1997
-------------------------
Joseph H. Jacovini

               *                   Director                                  October 1, 1997
-------------------------
J. Michael Cline

               *                   Director                                  October 1, 1997
-------------------------
William G. Nelson

               *                   Director                                  October 1, 1997
-------------------------
Thomas A. Skelton

                *                  Director                                  October 1, 1997
-------------------------
Lynn C. Fritz



*By :Peter Q. Repetti
     --------------------
     Peter Q. Repetti, Attorney in Fact


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                                  EXHIBIT INDEX


EXHIBIT NUMBER
--------------

          5             Opinion of Dilworth, Paxson, Kalish & Kauffman, LLP as to the
                        legality of the securities being registered

          23.1          Consent of Deloitte & Touche, LLP

          23.2          Consent of Dilworth, Paxson, Kalish & Kauffman, LLP (included as part of Exhibit 5)

          24.1          Power of Attorney



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